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                                                                    EXHIBIT 23.1



                                  Exhibit 27(l)

                     Opinion and Consent of Lorne Schinbein
      as to Actuarial Matters Pertaining to the Securities Being Registered




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                                TFLIC LETTERHEAD



April 23, 2003




Transamerica Financial Life Insurance Company
4 Manhattanville Road
Purchase, New York 10577

        RE:    TFLIC Series Life Account
               TFLIC Freedom Elite Builder
               Registration Nos. 333-61654/811-8878

Gentlemen:

        This opinion is furnished in connection with the filing by Transamerica Financial Life Insurance Company of Post-Effective Amendment No. 3 (the "Amendment") to the Registration Statement on Form N-6 for the TFLIC Freedom Elite Builder, a flexible premium variable life insurance policy ("Policy"). It is my opinion that the Prospectus, including the Fee Tables, and the Statement of Additional Information contained in the Amendment accurately describe the Policy. The forms of the Policy were prepared under my direction, and I am familiar with the Registration Statement and Exhibits thereof.

        I hereby consent to use of this opinion as an exhibit to the Amendment and to the reference to my name under the heading "Experts" in the Statement of Additional Information.

Very truly yours,

/s/ Lorne Schinbein

Lorne Schinbein
Vice President, Assistant Actuary and Illustration Actuary